Exhibit 5 Opinion of Steven L. Zelkowitz as to the legality of the debt securities to be issued




                                                                October 13, 2000



KeySpan Corporation
One MetroTech Center
Brooklyn, NY 11201


Ladies and Gentlemen:

      I am Senior Vice President and General Counsel of KeySpan Corporation, a New York corporation ("KeySpan" or the "Registrant"). I have acted in such capacity in connection with the Registration Statement on Form S-3, as amended and supplemented, Registration No. 333-43768 (the "Registration Statement"), filed by KeySpan with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to the issuance of one or more series of debt securities in the aggregate principal amount of up to $1,650,000,000 (the "Debt Securities").

      Each series of Debt Securities will be issued under an Indenture (the "Indenture") dated as of November, 1, 2000, between KeySpan, as issuer and The Chase Manhattan Bank, as trustee (the "Trustee"). A copy of such Indenture has been filed as an Exhibit to the Registration Statement.

      As counsel to the Registrant, I have participated in and am familiar with the corporate proceedings of the Registrant relating to the preparation of the Registration Statement, and any amendments thereto, providing for the registration of the Debt Securities for offering and sale on a delayed or continuous basis under the Act and Rule 415 promulgated thereunder.

      In connection with the foregoing, either I or individuals under my supervision have researched such questions of law and examined the originals or copies of the Registration Statement and the Indenture and such corporate records, agreements or other instruments of the Registrant and other instruments and documents as I have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to various questions of fact material to such opinions, I have, where relevant facts were not independently established by me, relied upon statements of other officers of the Registrant, whom I believe to be responsible.

      In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I also have assumed that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture

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will have been duly  executed and delivered by KeySpan and will be the valid and legally binding obligation of the Trustee.

      Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that assuming (a) receipt of all governmental approvals required in connection with the issuance of the Debt Securities, (b) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of KeySpan, a duly constituted and acting committee of such Board or duly authorized officers of KeySpan (such Board of Directors, committee or authorized officers being hereinafter referred to as the "KeySpan Board") and (c) the due execution, authentication, issuance and delivery of the Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the KeySpan Board and otherwise in accordance with the provisions of the Indenture, the Debt Securities will constitute valid and legally binding obligations of KeySpan enforceable against KeySpan in accordance with their terms, except as may be limited by equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, and applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws related to or affecting creditors' rights generally.

      The opinions expressed above are subject to the qualification that I am a member of the Bar of the State of New York and such opinions are limited to the laws of the State of New York, the laws of the United States of America and, to the extent relevant to the opinion expressed above, the Business Corporation Law of the State of New York.

      I hereby consent to the reference to me under the caption "Legal Opinions" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5(a) to the Registration Statement. The foregoing, however, shall not constitute an admission by me that I am an expert as provided for in Section 7 and 11 of the Act.

                                                      Very truly yours,


                                                      /s/ Steven L. Zelkowitz
                                                      -----------------------


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